Exhibit 10.9.1

AMENDMENT NO. 2 TO COLLABORATION AGREEMENT

This AMENDMENT NO. 2 TO THE COLLABORATION AGREEMENT (the “Amendment”) is entered into and effective on this 8th day of January, 2013 (the “Second Amendment Effective Date”), by and between Ironwood Pharmaceuticals, Inc. a Delaware corporation (formerly Microbia, Inc.) (“Ironwood”) and Forest Laboratories, Inc. (“Forest”).  Ironwood and Forest may each be referred to herein individually as a “Party” and collectively as the “Parties.”

BACKGROUND

Ironwood and Forest entered into a Collaboration Agreement dated as of September 12, 2007 and an Amendment No. 1 to Collaboration Agreement dated as of November 3, 2009 (as amended, the “Agreement”).

Ironwood and Forest now desire to further amend the Agreement to reflect the transfer of ownership of the global safety database from Forest to Ironwood as of the Second Amendment Effective Date, under the terms and conditions set forth herein.

AGREEMENT

NOW THEREFORE, in consideration of the mutual promises and covenants set forth below and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.              Adverse Events.  The text of Section 4.3 is hereby deleted in its entirety and replaced with the following:

“Adverse Events.  The Parties have entered into an amended and restated pharmacovigilance agreement, which is attached as an exhibit hereto and hereby incorporated into this Agreement by reference (the “Pharmacovigilance Agreement”).  The Parties will comply with the provisions of such Pharmacovigilance Agreement.  Ironwood will maintain and will be the recognized holder of the global safety database for Adverse Event reports related to the Collaboration Compound and Product received by either Party.  Forest or its sublicensees may request from Ironwood safety data or reports included in, or generated from, the global safety database, and Ironwood shall deliver such safety data and/or reports to Forest in a reasonably prompt manner to enable Forest and its sublicensees to timely comply with all Applicable Laws.  Forest will respond, or will cause its sublicensees to, respond to safety inquiries regarding the Product in the Field in the Territory.  Seventy-five percent (75%) of all costs incurred by Ironwood and, if applicable, one hundred percent (100%) of all costs incurred by Forest, in maintaining the global safety database will be included as Development Expenses; provided, however, that with respect to costs incurred by Ironwood, upon either Party’s request (but not more frequently than annually), the Parties will adjust the applicable percentage to reflect the percentage of safety reports processed in the global safety database that originated in the Territory during the prior year (as compared to the total number of safety reports that originated in any country worldwide during such year) and, if necessary, reconcile costs for such prior year (for example, if such percentage of safety reports that originated in the Territory is less than 75% then the percentage of the costs incurred by Ironwood will be reduced to equal such lower percentage, and if such percentage of safety reports that originated in the Territory is more than 75% then the percentage of the costs incurred by Ironwood will be increased to equal such higher percentage).  In addition, all other costs incurred by each Party in performing its respective obligations under the Pharmacovigilance Agreement will be included as Development Expenses.”

2.              General.

A.                                    Except as amended by this Amendment, the Agreement shall remain in full force and effect in accordance with the terms thereof.  Amendments made pursuant to this Amendment shall be effective as of the Second Amendment Effective Date.

B.                                    This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall be deemed to constitute one and the same instrument.  An executed signature page of this Amendment delivered by PDF facsimile transmission shall be as effective as an original executed signature page.

(The remainder of this page has been intentionally left blank.  The signature page follows.)

IN WITNESS WHEREOF, duly authorized representatives of the Parties have duly executed this Amendment to be effective as of the Second Amendment Effective Date.

FOREST LABORATORIES, INC.		IRONWOOD PHARMACEUTICALS, INC.

By	/s/ M. Boerstoel	By	/s/ Jim DeTore

Name: M. Boerstoel		Name: Jim DeTore
Title: CSO, VP Global Drug Safety		Title: VP, Finance and Administration